Exhibit 5.1

[Letterhead of Eversheds Sutherland (US) LLP]

May 28, 2021

Colombier Acquisition Corp.

214 Brazilian Avenue

Suite 200-A

Palm Beach, FL 33480

Registration Statement on Form S-1
(File No. 0001847064)

Ladies and Gentlemen:

We have acted as counsel to Colombier Acquisition Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) 17,250,000 units (the “Units”) of the Company (including Units issuable by the Company upon exercise of the underwriters’ over-allotment option), each such Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant of the Company (each whole warrant, a “Warrant”) to purchase a share of Common Stock and (ii) all shares of Common Stock (the “Unit Shares”) and all Warrants issued as part of the Units, as specified in the Registration Statement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;

2.	the Amended and Restated Certificate of Incorporation, certified as of a recent date by the Delaware Secretary of State (the “Certificate of Incorporation”);

3.	the Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

4.	the form of the underwriting agreement (the “Underwriting Agreement”), proposed to be entered into between the Company and the underwriters named in the Registration Statement;

5.	the Form of Specimen Unit Certificate, included as Exhibit 4.1 to the Registration Statement;

6.	the Form of Specimen Class A Common Stock Certificate, included as Exhibit 4.2 to the Registration Statement;

7.	the Form of Specimen Warrant Certificate, included as Exhibit 4.3 to the Registration Statement; and

8.	the form of warrant agreement proposed to be entered into by and between Continental Stock Transfer & Trust Company (the “Warrant Agent”) and the Company, included as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”).

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate and copies of resolutions of the board of directors of the Company relating to the issuance of the Units, Unit Shares and the Warrants, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the Documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

The opinions expressed in paragraphs 1 and 3 below are limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity and (iii) federal and state securities laws or principles of public policy that may limit enforcement of rights to indemnity, contribution and exculpation.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, and further assuming that:

(i)	any Units issued and sold pursuant to the Registration Statement and in accordance with the terms of the Underwriting Agreement will have been duly authorized, executed, and delivered by Continental Stock Transfer & Trust Company, as transfer agent, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof

(ii)	each Warrant Agreement, including any amendments or supplements thereto, and the Warrants issued thereunder will have been duly executed by the Company and duly authorized and authenticated by the Warrant Agent in accordance with the terms of such Warrant Agreement; and

(iii)	the Warrants issued and sold pursuant to the Registration Statement and in accordance with the terms of the Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof.

We are of the opinion that:

1.	The Units, when duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Unit Shares have been duly authorized by all necessary corporate action on the part of the Company and, when the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Unit Shares will be validly issued, fully paid and non-assessable.

3.	The Warrants included in the Units, when the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement and the Warrant Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; except that we express no opinion as to the validity, legally binding effect or enforceability of the second proviso in Section 4.4 of the Warrant Agreement or any related provision in the Warrants that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

The opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Without limiting the preceding sentence, we express no opinion as to any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Units pursuant to the Registration Statement.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference of our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Eversheds Sutherland (US) LLP